As filed with the Securities and Exchange Commission on June 26, 2009.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEDAREX, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	707 State Road Princeton, New Jersey 08540	22-2822175
(State of incorporation)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)

MEDAREX, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Ursula B. Bartels

Senior Vice President,

General Counsel and Secretary

Medarex, Inc.

707 State Road

Princeton, New Jersey 08540

(Name and address of agent for service)

(609) 430-2880
(Telephone number, including area code, of agent for service)

Copies of all communications to:

James A. Lebovitz, Esquire

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania  19104-2808
(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share (3)	500,000 shares	$8.10	$4,050,000	$225.99

(1)

This Registration Statement registers the offer and/or sale of an aggregate additional 500,000 shares of common stock of Medarex, Inc. (the “Registrant”), par value $.01 per share (“Common Stock”), currently reserved for issuance under the Medarex, Inc. 2002 Employee Stock Purchase Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereby includes such additional number of shares of Common Stock which may be issued under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant.

(2)

A maximum offering price of $8.10 was estimated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on June 23, 2009, as reported on the NASDAQ Global Market.

(3)	Includes rights to purchase Medarex, Inc. Series A Junior Participating Preferred Stock.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 registers additional securities of the same class as other securities for which registration statements on Form S-8 of the Registrant relating to the Plan are effective.  The original registration statement on Form S-8 for the Plan (File No. 333-91394) registered 500,000 shares of Common Stock.  A subsequent registration statement on Form S-8 for the Plan (File No. 333-121388) registered an additional 1,000,000 shares of Common Stock.  This Registration Statement registers an additional 500,000 shares of Common Stock under the Plan.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the registration statements on Form S-8 previously filed by the Registrant with the Securities and Exchange Commission on June 28, 2002 (File No. 333-91394) and December 17, 2004 (File No. 333-121388) in connection with the Plan.

Item 8.                                   Exhibits

Exhibit Number	Description

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in signature page to this Registration Statement).

Item 9.                                   Undertakings.

A.                                   Undertakings required by Item 512(a) of Regulation S-K

The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                     Undertakings required by Item 512(b) of Regulation S-K

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Undertakings required by Item 512(h) of Regulation S-K

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Princeton, State of New Jersey, on June 24, 2009.

MEDAREX, INC.

By:	/s/ Howard H. Pien
Name: Howard H. Pien
Title: President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, each of Howard H. Pien, Christian S. Schade and Ursula B. Bartels, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Howard H. Pien	President, Chief Executive Officer and	June 24, 2009
Howard H. Pien	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Christian S. Schade	Senior Vice President, Financial and	June 24, 2009
Christian S. Schade	Administration and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Patricia M. Danzon	Director	June 23, 2009
Patricia M. Danzon

/s/ Robert C. Dinerstein	Director	June 18, 2009
Robert C. Dinerstein

/s/ Abhijeet J. Lele	Director	June 19, 2009
Abhijeet J. Lele

/s/ Marc Rubin	Director	June 17, 2009
Marc Rubin

/s/ Ronald J. Saldarini	Director	June 18, 2009
Ronald J. Saldarini

/s/ Charles R. Schaller	Director	June 18, 2009
Charles R. Schaller

/s/ Julius A. Vida	Director	June 18, 2009
Julius A. Vida

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Dechert LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in signature page to this Registration Statement).